EXHIBIT 7.7
                                                                       Exhibit F

                                    GUARANTY
                                    --------

     THIS GUARANTY (the "Guaranty") is made this 31st day of July, 2002, by Carter M. Fortune, a resident of the State of Indiana ("Guarantor") in favor of Robert J. Kingston.

     1. Subject Matter of Guaranty.
        --------------------------

          (a) Kingston Sales Corporation, an Indiana corporation (the "Company"), Robert J. Kingston ("Seller") and Fortune Diversified Industries, Inc., a Delaware corporation ("Buyer"), entered into a Stock Purchase Agreement dated of even date herewith (the "Purchase Agreement"), providing for the sale by Seller to Buyer of all of the issued and outstanding shares of Company's capital stock.

          (b) Buyer is required to cause Guarantor to execute and deliver this Guaranty under the Purchase Agreement.

          (c) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

     2. Guaranteed Obligations. In consideration of Seller entering into the Purchase Agreement and agreeing to close the transactions contemplated therein (which Guarantor acknowledges and agrees provide direct and personal benefits to Guarantor by virtue of Guarantor's ownership of Buyer), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor unconditionally, absolutely and irrevocably guarantees Buyer's payment and performance of its obligations arising under and with respect to the Put Option, including, without limitation, all such obligations specified in Section 2.3 of the Purchase Agreement (the "Guaranteed Obligations").

     3. Absolute Guaranty. Except as explicitly provided herein, this Guaranty is absolute and unconditional and the obligations hereunder shall be primary and not secondary obligations. The liability hereunder of Guarantor shall not be affected or limited in any way by the absence of any attempt to collect or enforce the Guaranteed Obligations against Buyer, any other guarantor, any other person, or any assets of Buyer or any other person.

     4. Waivers; No Obligation to Proceed Against Buyer. Guarantor waives, to the extent permitted by applicable law, (a) notice of acceptance of this Guaranty and (b) all notices or demands of any kind with respect to Buyer's performance of the Guaranteed Obligations. Upon Buyer's default in the payment of any portion of, or upon any failure by Buyer to perform, in full or in part, any Guaranteed Obligation, Guarantor agrees that Seller at Seller's election may proceed directly and at once, without notice, against Guarantor to collect payment or to secure performance of the Guaranteed Obligations without first proceeding against Buyer, any other guarantor, any other person, or any assets of Buyer or any other person.

     5. Seller's Right to Deal With Guaranteed Obligations. Seller is hereby authorized, without notice or demand and without affecting or impairing the obligations hereunder of Guarantor, from time to time to (a) renew, extend or otherwise change the period or time of performance of, or refuse to enforce, or release all or any parties to, any or all of the Guaranteed Obligations; (b) modify, amend or change the terms of the Purchase Agreement or any other agreement, instrument or document now or hereafter executed and delivered by Buyer to Seller respecting the Guaranteed Obligations; and (c) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations in any manner.


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     6. Reinstatement. Guarantor agrees that to the extent Buyer makes a payment or payments for Guaranteed Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Buyer, Buyer's estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continued in full force and effect as if such payment had not been made. Any indebtedness of Buyer to Guarantor now or hereafter existing is hereby subordinated to the Guaranteed Obligations.

     7. No Implied Waivers. No delay on the part of Seller in exercising any of Seller's rights hereunder shall constitute a waiver thereof. No waiver of any of Seller's rights hereunder or modification or amendment of this Guaranty shall be binding upon Seller unless expressly set forth in writing and duly signed by Seller. Each such waiver shall operate only with respect to the specific matter involved and shall in no way impair Seller's rights or the obligations hereunder of Guarantor to Seller in any other respect at any other time.

     8. Representations and Warranties of Guarantor. Guarantor represents and warrants that:

          (a) State of Residence. Guarantor is an individual and resident of the State of Indiana.

          (b) Binding Effect of Guaranty. This Guaranty has been duly executed and delivered by Guarantor. This Guaranty constitutes the legal and valid obligation of Guarantor enforceable against Guarantor in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditor's rights in general and except that enforceability is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

          (c) Absence of Conflicts. Guarantor's execution and delivery of, and the performance of Guarantor's obligations under, this Guaranty:

               (i) Do not violate, or result in the creation of any claim, lien, charge or encumbrance on any of the assets or properties of Guarantor under, any provision of law, rule or regulation or any order, judgment, injunction, decree or ruling applicable to Guarantor or his assets, business, operation, financial condition or results of operations; and

               (ii) Do not (with or without the giving of notice or the passage of time or both) violate, conflict with or result in a breach or termination of, or constitute a default or give rise to a right of termination or acceleration under, any lease, agreement, commitment or other instrument which Guarantor is a party to or bound by or by which any of his assets or properties may be bound, or result in the creation of any lien with respect to any of the properties or assets of Guarantor.

          (d) Governmental Consents and Consents of Third Parties. Guarantor's execution and delivery of, and the performance of Guarantor's obligations under, this Guaranty do not require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or public agency or other authority, or the consent of any person under any agreement, arrangement or commitment of any nature to which Guarantor is a party or bound by, that has not been obtained.

     9. Governing Law; Submission to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Indiana, without regard to conflicts of law principles.

     10. Acknowledgment. Guarantor acknowledges that duly authorized and competent agents or representatives of Guarantor have read, and understand, the Purchase Agreement and that Guarantor has been advised by competent counsel that Seller's obligations thereunder are significant.

     11. Prevailing Party Attorneys' Fees. A prevailing party shall be entitled to receive from the other non-prevailing party to any lawsuit reasonable costs and attorneys' fees incurred in a suit brought to enforce the provisions of this Guaranty (including costs and attorneys' fees incurred in respect of a suit to enforce this provision).

     12. Termination of Guaranty. This Guaranty shall be a continuing guarantee; provided, however, that this Guaranty shall terminate on the earlier to occur of
(a) the expiration of the Put Option, or (b) upon the payment in full and performance of all Guaranteed Obligations.

     13. Severability. If any provision of this Guaranty shall be held invalid, illegal or unenforceable in any jurisdiction, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue, all without affecting the validity, legality or enforceability of such provision in any other jurisdictions.

     EXECUTED on the day and year first written above.


                                       ----------------------------------
                                       Carter M. Fortune, Individually

                                                 "Guarantor"



ACCEPTED:



                                       ----------------------------------
                                       Robert J. Kingston, Individually

                                                   "Seller"






                          [Signature Page of Guaranty]